ASA (BERMUDA) LIMITED

                                 CODE OF ETHICS


1.   Purpose
     -------

     This Code of Ethics ("Code") has been adopted by the Board of Directors (including a majority of disinterested directors) (the "Board") of ASA (Bermuda) Limited (the "Company") in accordance with Rule 17j-1 under the United States Investment Company Act of 1940, as amended (the "Act"). The purpose of this Code is to establish a practical system pursuant to which the Company may effectively monitor the securities activities of those persons with access to information regarding the purchase or sale of securities by the Company.

2.   Definitions
     -----------

     (a) "Access person" means any director, officer or advisory person of the Company.

     (b) "Advisory person" means (i) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by the Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Security.

     (c) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security (including any option to purchase or sell a Security) has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (d) A Security (including any option to purchase or sell, and any Security convertible into or exchangeable for a Security) is being "held for or to be acquired" if within the most recent 15 days it (i) is or has been held by the Company; or (ii) is being considered by the Company for purchase by the Company.

     (e) "Beneficial ownership" shall be interpreted in the same manner as the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act"), and shall refer to any Security in which an access person has or acquires, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise a direct or indirect pecuniary interest. (see Annex A).

     (f) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (g) "Disinterested director" means a director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Act.

     (h) "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 ("Securities Act") pursuant to sections 4(2) or 4(6) or pursuant to Rules 504, 505, or 506 thereunder.

     (i) "Initial Public Offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

     (j) "Investment personnel" means (i) any employee of the Company (or any company in a control relationship with the Company) who, in connection with his regular functions or duties, makes or participates in making recommendations made to the Company regarding the purchase or sale of a security by the Company; and (ii) any natural person who controls the

     Company and who obtains information concerning recommendations made to the Company regarding the purchase or sale of a security by the Company.

     (k) "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security.

     (l) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include (i) direct obligations of the
     Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iii) shares issued by open-end funds registered with the United States Securities and Exchange Commission.

3.   Prohibitions
     ------------

     (a) No access person shall purchase or sell, directly or indirectly, any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale: (i) is being considered for purchase or sale by the Company; or (ii) is being purchased or sold by the Company.

     (b) No access person shall reveal to any other person (except in the normal course of his or her duties on behalf of the Company) any information regarding securities transactions by the Company or consideration by the Company of any such securities transaction.

     (c) No access person shall recommend any securities transaction by the Company without having disclosed to the Chairman of the Board ("Chairman") his or her interest, if any, in such Securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any Securities of such issuer; (ii) any contemplated transaction by such person in such Securities; (iii) any position with such issuer or its affiliates; and (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other; PROVIDED, HOWEVER, that in the event the interest of such access person in such Securities or issuer is not material to his or her personal net worth and any contemplated transaction by such person in such Securities cannot reasonably be expected to have a material adverse effect on any such transaction by the Company or on the market for the Securities generally, such access person shall not be required to disclose his or her interest in the Securities or issuer thereof in connection with any such recommendation.

     (d) No access person shall participate in the consideration by the Company of the purchase or sale of a Security if he directly or indirectly is the beneficial owner of such Security or is currently receiving benefits from a trust of which he is not a trustee but which to his knowledge owns such Security, unless he has disclosed in writing to the Chairman (or, with respect to the Chairman, to the Chief Compliance Officer of the Company) his ownership, or such trust's ownership, of that Security.

     (e) Investment personnel are prohibited from accepting any gift or personal benefits having a value in excess of $100 from any person or entity that does, or may potentially do, business with or on behalf of the Company. Investment personnel are also prohibited from accepting entertainment from any person or entity that does, or may potentially do, business with or on behalf of the Company unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any reasonable question of impropriety.

     (f) Without the approval of the Chairman (or, with respect to the Chairman, approval of the Ethics Committee) investment personnel are prohibited from serving as a director of or accepting employment, engagement or other association with any other investment company, an investment adviser or any public company.

     (g) Investment personnel and other access persons are prohibited from accepting preferential treatment or special advantages from any broker or dealer by reason of their association with the Company.

4.   Prior Consultation
     ------------------

     (a) Prior to effecting any transaction in any Security, an access person shall consult with the Chairman (or, in his absence or inability to act, the Managing Director) to determine whether the Security (i) is being considered for purchase or sale by the Company or (ii) is being purchased or sold by the Company. Any determination that the Security is not being considered for purchase or sale or is not being purchased or sold shall be effective for a period of five trading days, including the date the determination is made; provided, however, that such determination shall cease to be effective if the access person becomes aware that the Security is being considered for purchase or sale or is being purchased or sold.

     (b) The Chairman (or the Managing Director, as appropriate) shall make a written record of each prior consultation by an access person which shall include the name of the access person, the date of consultation, the

     Security and the signature of the Chairman (or Managing Director, as appropriate).

5.   Exempt Purchases and Sales
     --------------------------

     (a) The prohibitions of Section 3 and the prior consultation requirements of Section 4 of this Code shall not apply to:

          (1) Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

          (2) Purchases or sales of Securities which are not eligible for purchase or sale by the Company.

          (3) Purchases or sales which are nonvolitional on the part of either the access person or the Company.

          (4) Purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase feature of the plan).

          (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (b) Notwithstanding Section 3, the Chairman and the Chief Compliance Officer of the Company may grant permission to an access person to enter into a transaction that would otherwise be prohibited by Section 3 if the Chairman and the Chief Compliance Officer determine that the proposed transaction will not disadvantage the Company. In making that determination the Chairman and the Chief Compliance Officer may consider such factors as the size of the proposed transaction, the character of the market for the Security proposed to be purchased or sold, and the likelihood that the proposed transaction may have an effect on the price at which the Company may buy or sell that Security. In the event the Chairman seeks permission to enter into a transaction, the Chief Compliance Officer shall determine whether such permission shall be granted.

6.   Reporting
     ---------

     (a)  Personal Accounts and Holdings Reports
          --------------------------------------

          (1) Every access person, except a disinterested director who would be considered an access person solely by reason of being a director of the Company, shall submit a copy of the report set forth at Exhibit A to the Chief Compliance Officer of the Company not later than ten days of becoming an access person(which information shall be current as of a date no more than 45 days prior to the date the person became an access person), and an updated copy of such report annually thereafter (which information shall be current as of a date no more than 45 days before the report is submitted).

          (2) Every access person, except a disinterested director who would be considered an access person solely by reason of being a director of the Company, shall report on any securities account the access person maintains with a broker, dealer or bank and any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; PROVIDED, HOWEVER, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

     (b)  Transaction Reports
          -------------------

          (1) Every access person shall submit a copy of the report set forth at Exhibit B or C, as applicable, to the Chief Compliance Officer of the Company not later than 30 days after the end of every calendar quarter.

          (2) Every access person shall report on transactions in any Security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; PROVIDED, HOWEVER, that an access person shall not be required to make a report with respect to (i) transactions effected for any account over which such person does not have any direct or indirect influence or control; or (ii) purchases effected pursuant to an automatic dividend reinvestment plan (other than pursuant to a cash purchase feature of the plan).

          (3) A disinterested director who would be considered an access person solely by reason of being a director of the Company only shall report on transactions where such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Company, should have known that, during the 15-day period immediately before or after the date of the transaction by the director, such Security is or was purchased or sold by the Company or was being considered for purchase or sale by the Company.

     (c)  Review of Personal Accounts and Holdings Reports and Transaction
          ----------------------------------------------------------------
          Reports
          --------

               The Chief Compliance Officer of the Company shall review all reports submitted pursuant paragraphs (a) and (b) of this section and all records prepared pursuant to paragraph (b) of Section 4 for the purpose of monitoring compliance with this Code. The Chief Compliance Officer of the Company shall report all violations of this Code or any procedures related thereto to the Ethics Committee.

     (d)  Certification of Compliance
          ---------------------------

          Each access person shall certify within 10 days of becoming an access person and annually thereafter that he or she has read and understands the Code and recognizes that he or she is subject to the Code. In addition, each access person shall certify annually that, to the best of his or her knowledge, he or she has complied with the requirements of the Code and that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code.

     (e)  Annual Board Report
          -------------------

          No less frequently than annually, the Company shall furnish to the Board of Directors ("Board"), and the Board must consider, a written report that:

          (1) Describes any issues arising under this Code or procedures related thereto since the last report to the Board, including information about material violations of this Code or any procedures related thereto and sanctions imposed in response to any violation; and

          (2) Certifies that it has adopted procedures reasonably necessary to prevent access persons from violating this Code.

     (f)  Delivery
          --------

          Each report shall be delivered by hand or mailed (electronically or by post) to the Chief Compliance Officer of the Company or the Board, as required above. Mailed reports will be considered timely submitted when post marked by the deadlines set forth above. Air mail shall be used for mailing outside the United States. Electronic mail shall be sent to the Company and shall be marked to the attention of the Chief Compliance Officer of the Company or the Board, accordingly.

     (g)  Confidentiality
          --------------

          All  reports  furnished   pursuant  to  this  Section  shall  be  kept
     confidential, subject to the right of inspection by the Ethics Committee, by the Board, and by the United States Securities and Exchange Commission.

7.   Pre-approval of Investments in Initial Public Offerings and Limited
     -------------------------------------------------------------------
     Offerings
     ---------

     All investment personnel shall obtain approval from the Chairman and the Chief Compliance Officer of the Company before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or a Limited Offering. The Chairman shall obtain approval from the Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or a Limited Offering.

8.   Ethics Committee
     ----------------

     (a) The Company shall establish an Ethics Committee for the purpose of enforcing this Code. The Committee shall consist of directors of the Company as appointed by the Board of Directors of the Company. Two members of the Committee shall constitute a quorum.

     (b) The Company shall furnish the Committee records of all Securities purchased by the Company and all Securities sold by the Company, the date of each purchase and sale transaction, and such other information as the Committee deems relevant for the performance of its duties.

     (c) The Chief Compliance Officer of the Company shall furnish the Committee records of all prior consultations made pursuant to Paragraph (a) and all decisions to grant permission pursuant to Paragraph (b) of Section 5 allowing access persons to enter into prohibited transactions or pursuant to Section 7 allowing investment personnel to participate in Initial Public Offerings or Limited Offerings.

     (d) The Committee shall commence an inquiry whenever it has cause to believe that an access person has violated this Code or any procedures related thereto. The inquiry may include a hearing with the suspected access person.

     (e) The Committee may discipline access persons who violate this Code in such manner as it deems appropriate. The Committee shall promptly notify the Chief Compliance Officer of the Company in writing that it has disciplined an access person for violating this Code.

9.   Records
     -------

     The Company shall maintain, and furnish to the Ethics Committee, a list of all of its access persons and will provide each access person with a copy of this Code. The Company shall maintain records in the manner and to the extent required by paragraph (f) of Rule 17j-1.

10.  Material  Changes to this Code
     ------------------------------

     The Board (including a majority of disinterested directors) shall approve any material change to this Code within six months of such a change. Prior to approving any such change, the Board must receive a certification from the

Company that it has adopted procedures reasonably necessary to prevent access persons from violating this Code.

                                     Annex A

          The term "beneficial ownership" of securities includes not only ownership of securities held by an access person for his or her own benefit, whether in bearer form or registered in his or her own name or otherwise, but also ownership of securities held for his or her benefit by others (regardless of whether or how they are registered), such as custodians, brokers, executors, administrators, or trustees (including trusts in which he or she has only a remainder interest), and securities held for his or her account be pledges, securities owned by a partnership in which he or she is a member, and securities owned by any corporation which he or she should regard as a personal holding corporation. Correspondingly, this term excludes securities held by an access person for the benefit of someone else.

          Ordinarily, this term does not include securities held by executors or administrators in estates in which an access person is a legatee or beneficiary unless there is a specific legacy to such person of such securities or such person is the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such legacy, or the securities are held in the estate more than one year after the decedent's death.

          Securities held in the name of another are considered as "beneficially" owned by an access person where such person enjoys "benefits substantially equivalent to ownership." The Securities and Exchange Commission has said that, although final determination of beneficial ownership is a question to be determined in the light of the facts of a particular case, generally a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Absent special circumstances, such relationship ordinarily results in such person obtaining benefits substantially equivalent to ownership, e.g., application of the income derived from such securities to maintain a common home, to meet expenses which such person otherwise would meet from other sources, or the ability to exercise a controlling influence over the purchase, sale or voting or such securities.

          An access person also is regarded as the beneficial owner of securities held in the name of another person if, by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains therefrom benefits substantially equivalent to those of ownership. Moreover, the fact that the holder is a relative or relative of a spouse and sharing the same home as an access person may in itself indicate that the access person would obtain benefits substantially equivalent to those of ownership from securities held in the name of such relative. Thus, absent countervailing facts, it is expected that securities held by relatives who share the same home as an access person will be treated as being beneficially owned by the access person.

          An access person also is regarded as the beneficial owner of securities held in the name of a spouse, minor child or other person, even though he does not obtain therefrom the aforementioned benefits or ownership, if he can vest or revest title in himself at once or at some future time.

                                    EXHIBIT A
                                     ANNUAL
                  DISCLOSURE OF PERSONAL ACCOUNTS AND HOLDINGS
                  --------------------------------------------

     I hereby certify that the following is a complete list of accounts in my name and accounts for which I have a power of attorney, I act in a fiduciary capacity or have significant control (such as accounts for a spouse or child) and the Securities which are currently held in such accounts. With respect to each account, a current statement (or portion thereof) listing the Securities held in the account is attached.

 NAME AND ADDRESS OF BROKER/DEALER                ACCOUNT NUMBER*

-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------

-----------------------------------      ---------------------------------------
* If you are updating this form because you have established a new securities account during the period in which you are submitting a Securities Transaction Certification Report, please also indicate the date on which the account was established.

THE INFORMATION REGARDING SECURITIES BENEFICIALLY OWNED BY ME, BUT NOT HELD IN ANY BROKERAGE ACCOUNT IS AS FOLLOWS

     COMPANY                   TITLE OF SECURITY          NUMBER OF SHARES OR
                                                           PRINCIPAL AMOUNT

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------


                                 SIGNATURE:
                                           -------------------------------------

                                 PRINTED NAME:
                                              ----------------------------------

                                 DATE:
                                      ------------------------------------------

                                    EXHIBIT B
                                    QUARTERLY
                   SECURITIES TRANSACTION CERTIFICATION REPORT
                   -------------------------------------------


TO:   PAUL K. WUSTRACK, JR. CHIEF COMPLIANCE OFFICER OF ASA (BERMUDA) LIMITED
      ------------------------------------------------------------------------

FROM:
       --------------------------------------------------------


I HEREBY CERTIFY THAT THE SECURITIES DESCRIBED BELOW WERE PURCHASED (OR OTHERWISE ACQUIRED) OR SOLD (OR OTHERWISE DISPOSED OF) ON THE DATE(S) INDICATED OR AS REFLECTED ON THE ACCOUNT STATEMENT(S) ATTACHED HERETO. SUCH SECURITIES WERE PURCHASED OR SOLD IN RELIANCE UPON PUBLIC INFORMATION LAWFULLY OBTAINED BY ME. MY DECISION TO ENTER INTO SUCH TRANSACTION(S) WAS NOT BASED UPON CONFIDENTIAL OR PROPRIETARY INFORMATION OBTAINED AS A RESULT OF MY ASSOCIATION WITH ASA (BERMUDA) LIMITED (THE "COMPANY").

SECURITIES PURCHASED/ACQUIRED


                              Number of Shares                                    Name of
  Security         Trade      or Principal       Per Share        Total       Broker, Dealer
Description        Date          Amount             Price          Amount         or Bank

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

SECURITIES SOLD/DISPOSED


                              Number of Shares                                    Name of
  Security         Trade      or Principal       Per Share        Total       Broker, Dealer
Description        Date          Amount             Price          Amount         or Bank

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

                                              16

NEW SECURITIES ACCOUNTS

____ During the period covered by this report, I have NOT established a securities account not previously disclosed to the Company on the form entitled "Disclosure of Personal Accounts and Holdings."

____ During the period covered by this report, I have established a securities account not previously disclosed to the Company on the form entitled "Disclosure of Personal Accounts and Holdings" AND HAVE ATTACHED TO THIS CERTIFICATION AN UPDATED FORM.


NOTHING TO REPORT

____ I have nothing to report for this quarter.

This report need not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by open-end funds registered with the SEC, (iv) transactions over which you had no direct or indirect influence or control, and (v) shares purchased pursuant to an automatic dividend reinvestment plan (other than pursuant to a cash purchase feature of the plan). This report is not an admission that you have or had any direct or indirect beneficial ownership in the securities listed above.


                                 SIGNATURE:
                                           -------------------------------------

                                 PRINTED NAME:
                                              ----------------------------------

                                 DATE:
                                      ------------------------------------------

                                    EXHIBIT C
                                    QUARTERLY
                         DISINTERESTED DIRECTOR'S REPORT


TO:   PAUL K. WUSTRACK, JR. - CHIEF COMPLIANCE OFFICER OF ASA (BERMUDA) LIMITED
      -------------------------------------------------------------------------

FROM:
      -------------------------------------------------------

I HEREBY CERTIFY THAT THE SECURITIES DESCRIBED BELOW WERE PURCHASED (OR OTHERWISE ACQUIRED) OR SOLD (OR OTHERWISE DISPOSED OF) ON THE DATE(S) INDICATED. SUCH SECURITIES WERE PURCHASED OR SOLD IN RELIANCE UPON PUBLIC INFORMATION LAWFULLY OBTAINED BY ME. MY DECISION TO ENTER INTO SUCH TRANSACTION(S) WAS NOT BASED UPON CONFIDENTIAL OR PROPRIETARY INFORMATION OBTAINED AS A RESULT OF MY SERVICE AS A DIRECTOR OF ASA (BERMUDA) LIMITED (THE "COMPANY").

SECURITIES PURCHASED/ACQUIRED


                              Number of Shares                                    Name of
  Security         Trade       or Principal       Per Share        Total       Broker, Dealer
Description        Date          Amount             Price          Amount         or Bank

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

SECURITIES SOLD/DISPOSED


                              Number of Shares                                    Name of
  Security         Tra de      or Principal       Per Share        Total       Broker, Dealer
Description        Date          Amount             Price          Amount         or Bank

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

----------       ----------      ----------      ----------      ----------      ----------

                                              18

NOTHING TO REPORT

____ I have nothing to report for this quarter.

A disinterested director who would be considered an access person solely by reason of being a director of the Company need only report a transaction if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a director of the Company, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security is or was purchased or sold by the Company or was being considered for purchase or sale by the Company. Further, this report need not include (i) direct obligations of the Government of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares issued by open-end funds registered with the SEC, (iv) transactions over which you had no direct or indirect influence or control, and (v) shares purchased pursuant to an automatic dividend reinvestment plan (other than pursuant to a cash purchase feature of the plan). This report is not an admission that you have or had any direct or indirect beneficial ownership in the securities listed above.



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                                       19